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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-31978 and No. 333-34360), Form S-8
(No. 333-34358, No. 333-95673, No. 333-92173, No. 333-58183, No. 333-77321,
No. 333-66151, No. 033-02889, No. 333-00779, No. 033-43591, No. 333-14241, and
No. 333-12095) and Form S-1 (No. 333-24557) of Adaptec, Inc. and its subsidiaries of our report dated April 26, 2000 relating to the financial statements, which appears in the Annual Report to Stockholders which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated April 26, 2000 relating to the financial statement schedules, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
San Jose, California
June 27, 2000